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                                                   Exhibit 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

We consent to use in this Registration Statement of priceline.com Incorporated on Form S-1 of our report dated December 21, 1998 on the combined financial statements of priceline.com Incorporated and Priceline Travel, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

December 23, 1998